AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement and Plan of Share Exchange (“Agreement”), dated as of August 25, 2006, is made by and among Argenta Systems, Inc., a publicly traded Nevada corporation (the “Reporting Company”), certain significant stockholders of the Reporting Company listed on Exhibit A hereto (collectively, the “Reporting Company Shareholders,” and individually a “Reporting Company Shareholder”), Shiming (Cayman) Ltd., a limited liability company incorporated under the laws of the Cayman Islands (the “Operating Company”), and each of the Persons listed on Exhibit B hereto (collectively, the “Operating Company Shareholders”, and individually an “Operating Company Shareholder”).

BACKGROUND

The Operating Company Shareholders have agreed to transfer to the Reporting Company, and the Reporting Company has agreed to acquire from the Operating Company Shareholders, all of the Operating Company Shares, which Operating Company Shares constitute 100% of the outstanding capital stock of the Operating Company, in exchange for 65,925,034 shares of the Reporting Company’s Common Stock to be issued to the Operating Company Shareholders and their consultants on the Closing Date (the “Reporting Company Shares”), which Reporting Company Shares shall constitute 94% of the issued and outstanding shares of Reporting Company’s Common Stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein.

SECTION I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1  “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit C.

1.2  “Acquired Companies” means, collectively, the Operating Company and the Operating Company Subsidiaries.

1.3  “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.4  “Agreement” means this Agreement and Plan of Share Exchange, including all Schedules and Exhibits hereto, as this Agreement and Plan of Share Exchange may be from time to time amended, modified or supplemented.

1.5  “Approved Plans” means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Reporting Company.

1.6  “Closing Date” has the meaning set forth in Section 3.

1.7  “Closing Reporting Company Shares” means the aggregate number of Reporting Company Shares issuable to the Operating Company Shareholders at the Closing Date.

1.8  “Code” means the Internal Revenue Code of 1986, as amended.

1.9  “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.10  “Covered Persons” means all Persons, other than Reporting Company, who are parties to indemnification and employment agreements with Reporting Company existing on or before the Closing Date.

1.11  “Damages” has the meaning set forth in Section 10.3.

1.12  “Distributor” means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

1.13  “Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.14  “Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.15  “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.16  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.17  “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.18  “Exchange” has the meaning set forth in Section 2.1.

1.19  “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.20  “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.21  “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.22  “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.23  “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.24  “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.25  “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.26  “Material Adverse Effect” means, when used with respect to the Reporting Company Companies or the Acquired Company Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Reporting Company Companies or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Reporting Company or the Operating Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Reporting Company Companies or the Acquired Companies, as the case may be, operate.

1.27  “Material Reporting Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Reporting Company Companies, of the type and nature that the Reporting Company is required to file with the Commission.

1.28  “Operating Company Board” means the Board of Directors of the Operating Company.

1.29  “Operating Company Common Stock” means the Operating Company’s common shares, US $0.001 nominal or par value per share.

1.30  “Operating Company Indemnified Party” has the meaning set forth in Section 10.3.

1.31  “Operating Company Shares” means the 1,160,000 million issued and outstanding ordinary shares of the Operating Company.

1.32  “Operating Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Operating Company, including, without limitation, Xi’an Enterprise Management & Consulting Co., Ltd, a wholly foreign owned enterprise organized and existing under the laws of the PRC.

1.33  “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.34  “Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.35  “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.36  “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.37  “PRC” means the People’s Republic of China.

1.38  “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.39  “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.40  “Reporting Company Balance Sheet” means the Reporting Company’s audited balance sheet at December 31, 2005.

1.41  “Reporting Company Board” means the Board of Directors of the Reporting Company.

1.42  “Reporting Company Common Stock” means the Reporting Company’s common stock, par value US $0.001 per share.

1.43  “Reporting Company Shares” means the Reporting Company Common Stock being issued to the Reporting Company Shareholders pursuant hereto.

1.44  “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.45  “Schedule 14(f) Filing” means an information statement filed by the Reporting Company on Schedule 14f-1 under the Exchange Act.

1.46  “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.47  “SEC Documents” has the meaning set forth in Section 6.26.

1.48  “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.49  “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.50  “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.51  “Survival Period” has the meaning set forth in Section 10.1.

1.52  “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Reporting Company is now or was formerly a member.

1.53  “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.54  “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.55  “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.56  “U.S. Dollars” or “US $” means the currency of the United States of America.

1.57  “U.S. Person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit D hereto.

1.58  “U.S.” means the United States of America.

SECTION II
EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1  Share Exchange. At the Closing, each Operating Company Shareholder shall transfer to the Reporting Company the number of Operating Company Shares set out forth in Exhibit B, and, in consideration therefor, the Reporting Company shall issue to such Operating Company Shareholder the number of shares of Reporting Company Common Stock so set forth (the “Exchange”). The total amount of Reporting Company Common Stock to be issued shall be as follows: (i) 55,666,667 shares of common stock to the Operating Company Shareholders in the amounts set forth on Exhibit B, and (ii) 7,000,167 shares of common stock to certain consultants in the amounts and to the individuals and entities set forth on Annex I to be furnished at the Closing.

2.2  Section 368 Reorganization. For U.S. federal income tax purposes, the Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.3  Directors of Reporting Company at Closing Date. By the Closing Date the current directors of the Reporting Company shall appoint Wang Shiming as a member of the Reporting Company Board, to replace one resigning board member. All current directors of the Reporting Company shall resign as directors of the Reporting Company Board.

SECTION III
CLOSING DATE

3.1  Closing Date. The closing of the Exchange will occur upon execution of this Agreement on August __, 2006 or at such later date as all of the closing conditions set forth in Sections 8 and 9 have been satisfied or waived (the “Closing Date”).

SECTION IV
REPRESENTATIONS AND WARRANTIES OF OPERATING COMPANY SHAREHOLDERS

4.1  Generally. Each Operating Company Shareholder, severally and not jointly, hereby represents and warrants to the Reporting Company:

4.1.1  Authority. Such Operating Company Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Operating Company Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Operating Company Shareholder is a party, and to perform such Operating Company Shareholder’s obligations under this Agreement and each of the Transaction Documents to which such Operating Company Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Operating Company Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Operating Company Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Operating Company Shareholder, this Agreement is, and each of the Transaction Documents to which such Operating Company Shareholder is a party have been, duly authorized, executed and delivered by such Operating Company Shareholder and constitutes the legal, valid and binding obligation of such Operating Company Shareholder, enforceable against such Operating Company Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2  No Conflict. Neither the execution or delivery by such Operating Company Shareholder of this Agreement or any Transaction Document to which such Operating Company Shareholder is a party, nor the consummation or performance by such Operating Company Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such Operating Company Shareholder (if such Operating Company Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Operating Company Shareholder is a party or by which the properties or assets of such Operating Company Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Operating Company Shareholder, or any of the properties or assets of such Operating Company Shareholder, may be subject.

4.1.3  Ownership of Operating Company Shares. Such Operating Company Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Reporting Company pursuant to this Agreement, such Operating Company Shareholder’s Operating Company Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Operating Company Shareholder is a party or by which such Operating Company Shareholder or such shareholder’s Operating Company Shares are bound with respect to the issuance, sale, transfer, voting or registration of such shareholder’s Operating Company Shares. At the Closing Date, the Reporting Company will acquire good, valid and marketable title to such shareholder’s Operating Company Shares free and clear of any and all Liens.

4.1.4  Litigation. There is no pending Proceeding against such Operating Company Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Operating Company Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5  No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Operating Company Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Operating Company Shareholder will indemnify and hold the Reporting Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2  Investment Representations. Each Operating Company Shareholder, severally and not jointly, hereby represents and warrants to the Reporting Company:

4.2.1  Acknowledgment. Each Operating Company Shareholder understands and agrees that the Reporting Company Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Reporting Company Shares is being effected in reliance upon (a) an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or (b) Regulation S for offers and sales of securities outside the U.S.

4.2.2  Status. By its execution of this Agreement, each Operating Company Shareholder, severally and not jointly, represents and warrants to the Reporting Company as indicated on its signature page to this Agreement, either that:

(a)  such Operating Company Shareholder is an Accredited Investor; or

(b)  such Operating Company Shareholder is not a U.S. Person.

Each Operating Company Shareholder severally understands that the Reporting Company Shares are being offered and sold to such Operating Company Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Operating Company Shareholder set forth in this Agreement, in order that the Reporting Company may determine the applicability and availability of the exemptions from registration of the Reporting Company Shares on which the Reporting Company is relying.

4.2.3  Additional Representations and Warranties of Accredited Investors. Each Operating Company Shareholder indicating that such Operating Company Shareholder is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Reporting Company set forth on Exhibit E.

4.2.4  Additional Representations and Warranties of Non-U.S. Persons. Each Operating Company Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Reporting Company set forth on Exhibit F.

4.2.5  Stock Legends. Each Operating Company Shareholder hereby agrees with the Reporting Company as follows:

(a)  Securities Act Legend - Accredited Investors. The certificates evidencing the Reporting Company Shares issued to those Operating Company Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)  Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Reporting Company Shares issued to those Operating Company Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)  Other Legends. The certificates representing such Reporting Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(d)  Opinion. No Operating Company Shareholder will transfer any or all of the Reporting Company Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such shareholder’s Reporting Company Shares, without first providing the Reporting Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Reporting Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(e)  Consent. Each Operating Company Shareholder understands and acknowledges that the Reporting Company may refuse to transfer the Reporting Company Shares, unless such Operating Company Shareholder complies with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits E and F. Each Operating Company Shareholder consents to the Reporting Company making a notation on its records or giving instructions to any transfer agent of the Reporting Company’s Common Stock in order to implement the restrictions on transfer of the Reporting Company Shares.

SECTION V
REPRESENTATIONS AND WARRANTIES OF THE OPERATING COMPANY

The Operating Company represents and warrants to the Reporting Company as follows:

5.1  Organization and Qualification. The Operating Company is duly incorporated and validly existing under the laws of the Cayman Islands has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, either (i) have a material adverse effect on the business, assets, financial condition, or prospects of the Operating Company, or (ii) materially impair the ability of the Operating Company and the Operating Company Shareholders each to perform their material obligations under this Agreement (any of such effects or impairments, a “Material Adverse Effect”). The Operating Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which the Operating Company presently conducts its business, owns, holds and operates its properties and assets.

5.2  Subsidiaries. Except as set forth on Schedule 5.2, the Operating Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3  Articles of Association and Governing Rules. The Operating Company is not in violation or breach of any of the provisions of the replaceable rules, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

5.4  Authorization and Validity of this Agreement. The recording of the transfer of the Operating Company Shares and the delivery of new certificates representing the Operating Company Shares registered in the name of Reporting Company are within the Operating Company’s corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board or Operating Company Shareholders of the Operating Company any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

5.5  No Violation. None of the execution, delivery or performance by the Operating Company of this Agreement or any Transaction Document to which the Operating Company is a party, nor the consummation by the Operating Company of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any Lien under, any agreement or instrument to which the Operating Company is a party or by which the Operating Company is or will be bound or subject, or violate any laws.

5.6  Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the Reporting Company, the Reporting Company Shareholders and the Operating Company Shareholders of the Operating Company, this Agreement is and all agreements or instruments contemplated hereby to which the Operating Company is a party, have been duly authorized, executed and delivered by the Operating Company and are the legal, valid and binding Agreement of the Operating Company and is enforceable against the Operating Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7  Capitalization and Related Matters.

5.7.1  Capitalization. The issued capital stock of the Operating Company consists of 1,160,000 ordinary shares. There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Operating Company to issue any ordinary shares or any other capital stock of the Operating Company. All issued and outstanding shares of the Operating Company’s capital stock are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights.

5.7.2  No Redemption Requirements. Except as set forth in Schedule 5.7.2, there are no outstanding contractual obligations (contingent or otherwise) of the Operating Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Operating Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

5.7.3  Duly Authorized. The exchange of the Operating Company Shares has been duly authorized by the board of directors of the Operating Company.

5.8  Operating Company Shareholders. Exhibit B contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding capital stock of the Operating Company. Except as expressly provided in this Agreement, no holder of Operating Company Shares or any other security of the Operating Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of the Operating Company Shareholders of any capital stock of the Operating Company affecting the exercise of the voting rights of any such capital stock.

5.9  Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Operating Company have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect, the Operating Company is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Operating Company is a party or by which any of the Operating Company’s properties, assets or rights are bound or affected. To the knowledge of the Operating Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Operating Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Operating Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Operating Company, any event or circumstance relating to the Operating Company that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10  Certain Proceedings. There is no pending Proceeding that has been commenced against the Operating Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Operating Company’s knowledge, no such Proceeding has been threatened.

5.11  No Brokers or Finders. Except as disclosed in Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Operating Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Operating Company will indemnify and hold the Reporting Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12  Title to and Condition of Properties. The Operating Company owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Operating Company as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on the Operating Company.

5.13  Board Recommendation. The Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Operating Company Shareholders.

SECTION VI
REPRESENTATIONS AND WARRANTIES OF THE REPORTING COMPANY

The Reporting Company and each of the Reporting Company Shareholders represents and warrants to the Operating Company Shareholders and the Operating Company as follows:

6.1  Organization and Qualification. The Reporting Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Reporting Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. The SEC Documents set forth a true, correct and complete list of the Reporting Company’s jurisdiction of organization and each other jurisdiction in which the Reporting Company presently conducts its business or owns, holds and operates its properties and assets.

6.2  Subsidiaries. The Reporting Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3  Organizational Documents. True, correct and complete copies of the Organizational Documents of the Reporting Company have been delivered to the Operating Company prior to the execution of this Agreement, and since then no action has been taken to amend or repeal such Organizational Documents. The Reporting Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4  Authorization. The Reporting Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Reporting Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Reporting Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Reporting Company is a party. The execution, delivery and performance by the Reporting Company of this Agreement and each of the Transaction Documents to which the Reporting Company is a party have been duly authorized by all necessary corporate action and do not require from the Reporting Company Board or the stockholders of the Reporting Company any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Reporting Company of this Agreement and each of the Transaction Documents to which the Reporting Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) the Schedule 14(f) Filing, and (b) such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

6.5  No Violation. Neither the execution nor the delivery by the Reporting Company of this Agreement or any Transaction Document to which the Reporting Company is a party, nor the consummation or performance by the Reporting Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Reporting Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Reporting Company is a party or by which the properties or assets of the Reporting Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Reporting Company, or any of the properties or assets owned or used by the Reporting Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Reporting Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Reporting Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6  Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Reporting Company, this Agreement and each of the Transaction Documents to which the Reporting Company is a party are duly authorized, executed and delivered by the Reporting Company and constitute legal, valid and binding obligations of the Reporting Company, enforceable against the Reporting Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally.

6.7  Securities Laws. Assuming the accuracy of the representations and warranties set forth in Section 4.2 of this Agreement, the issuance of the Reporting Company Shares pursuant to this Agreement are (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

6.8 Capitalization and Related Matters.

6.8.1 Capitalization. The authorized capital stock of the Reporting Company consists of 25,000,000 shares of Preferred Stock and 175,000,000 shares of Common Stock, of which 4,000,000 shares of Common Stock are issued and outstanding immediately prior to the Closing Date. All issued and outstanding shares of the Reporting Company’s Common Stock are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, the Reporting Company will have sufficient authorized and unissued Common Stock to consummate the transactions contemplated hereby. Except as disclosed in the SEC Documents, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Reporting Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Reporting Company. The issuance of all of the shares of Reporting Company’s Common Stock described in this Section 6.8.1 have been in compliance with U.S. federal and state securities laws.

6.8.2 No Redemption Requirements. Except as set forth in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of the Reporting Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Reporting Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8.3 Duly Authorized. The issuance of the Reporting Company Shares has been duly authorized and, upon delivery to the Operating Company Shareholders of certificates therefor in accordance with the terms of this Agreement, the Reporting Company Shares will have been validly issued and fully paid, and will be non-assessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Operating Company Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of the Reporting Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, the Reporting Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting such Reporting Company and, to the knowledge of the Reporting Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, the Reporting Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Reporting Company, any event or circumstance relating to the Reporting Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Reporting Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Reporting Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Reporting Company, no such Proceeding has been threatened.

6.11 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Reporting Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Reporting Company will indemnify and hold the Operating Company harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12 Absence of Undisclosed Liabilities. Except as set forth in the SEC Documents, the Reporting Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Reporting Company) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Reporting Company Balance Sheet. All debts, obligations or liabilities with respect to directors and officers will be cancelled prior to the Closing. The Reporting Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since January 1, 2006. The Reporting Company Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to Reporting Company) as at December 31, 2005.

6.13 Changes. Except as set forth in the SEC Documents, since January 1, 2004:

6.13.1 Ordinary Course of Business. The Reporting Company has conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

6.13.2 Adverse Changes. The Reporting Company has not suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

6.13.3 Loans. The Reporting Company has not made any loans or advances to any Person;

6.13.4 Liens. The Reporting Company has not created or permitted to exist any Lien on any material property or asset of the Reporting Company, other than Permitted Liens;

6.13.5 Capital Stock. The Reporting Company has not issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

6.13.6 Dividends. The Reporting Company has not declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

6.13.7 Material Reporting Company Contracts. The Reporting Company has not terminated or modified any Material Reporting Company Contract, except for termination upon expiration in accordance with the terms thereof;

6.13.8 Claims. The Reporting Company has not released, waived or cancelled any claims or rights relating to or affecting the Reporting Company in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

6.13.9 Discharged Liabilities. The Reporting Company has not paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

6.13.10 Indebtedness. The Reporting Company has not created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

6.13.11 Guarantees. The Reporting Company has not guaranteed or endorsed in a material amount any obligation or net worth of any Person;

6.13.12 Acquisitions. The Reporting Company has not acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

6.13.13 Accounting. The Reporting Company has not changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

6.13.14 Agreements. The Reporting Company has not, except as set forth in the SEC Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14 Material Reporting Company Contracts. Except to the extent filed with the SEC Documents, the Reporting Company has made available to the Operating Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Reporting Company Contract, including but not limited to any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property, together with each amendment, supplement and modification thereto.

6.14.1 No Defaults. Each Material Reporting Company Contract is a valid and binding agreement of the Reporting Company that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, the Reporting Company is not in breach or default of any Material Reporting Company Contract to which it is a party and, to the knowledge of the Reporting Company, no other party to any Material Reporting Company Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Reporting Company Contract or (b) permit the Reporting Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Reporting Company Contract. The Reporting Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Reporting Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Reporting Company Contract.

6.15 Employees.

6.15.1 The Reporting Company has no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, the Reporting Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. The Reporting Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

6.15.2 No director, officer or employee of the Reporting Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Reporting Company or (b) the ability of the Reporting Company to conduct its business. Except as set forth in the SEC Documents, each employee of the Reporting Company is employed on an at-will basis and the Reporting Company has no contract with any of its employees which would interfere with the Reporting Company’s ability to discharge its employees.

6.16 Tax Returns and Audits.

6.16.1 Tax Returns. The Reporting Company has filed all material Tax Returns required to be filed by or on behalf of the Reporting Company and have paid all material Taxes of the Reporting Company required to have been paid (whether or not reflected on any Tax Return). No extensions with respect to such Tax Returns have been requested or granted. Except as set forth in the SEC Documents, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Reporting Company that the Reporting Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Reporting Company’s property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Reporting Company for any period (or portion of a period) that would affect any period after the date hereof. No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from the Reporting Company.

6.16.2 No Adjustments, Changes. The Reporting Company nor any other Person on behalf of the Reporting Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

6.16.3 No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Reporting Company, nor is any such claim or dispute pending or contemplated. The Reporting Company has delivered to the Operating Company true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Reporting Company since their inception and any and all correspondence with respect to the foregoing. To the best knowledge of the Reporting Company, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the Reporting Company’s tax returns.

6.16.4 Not a U.S. Real Property Holding Corporation. The Reporting Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

6.16.5 No Tax Allocation, Sharing. The Reporting Company is not a party to any Tax allocation or sharing agreement. Other than with respect to the Tax Group of which the Reporting Company is the common parent, the Reporting Company (a) has been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

6.16.6 No Other Arrangements. The Reporting Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Reporting Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code. The Reporting Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. The Reporting Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Reporting Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Operating Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17 Material Assets. The financial statements of the Reporting Company set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by the Reporting Company.

6.18 Insurance Coverage. The Reporting Company has made available to the Operating Company, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by the Reporting Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of each Reporting Company for all risks normally insured against by a Person carrying on the same business as such Reporting Company, and (b) are sufficient for compliance with all applicable Laws and Material Reporting Company Contracts. Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth in the SEC Documents, the Reporting Company has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to the Reporting Company or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified the Reporting Company that they intend to deny liability. There is no existing default under any such insurance policies.

6.19 Litigation; Orders. Except as set forth in the SEC Documents, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Reporting Company, threatened against or affecting the Reporting Company or the Reporting Company’s properties, assets, business or employees. To the knowledge of the Reporting Company, there is no fact that might result in or form the basis for any such Proceeding. The Reporting Company is not subject to any Orders.

6.20 Licenses. Except as would not have a Material Adverse Effect, the Reporting Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Reporting Company to engage in its business as currently conducted and to permit the Reporting Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Reporting Company Permits”). The Reporting Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Reporting Company to engage in its business as currently conducted and to permit the Reporting Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Reporting Company Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Reporting Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Reporting Company Permit. The Reporting Company has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Reporting Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Reporting Company Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Reporting Company Permits have been duly made on a timely basis with the appropriate Persons. All Reporting Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.21 Interested Party Transactions. No officer, director or stockholder of the Reporting Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Reporting Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any Reporting Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Reporting Company is a party or by which it may be bound or affected.

6.22 Governmental Inquiries. The Reporting Company has provided to the Operating Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Reporting Company from any Governmental Authority, and the Reporting Company’s response thereto, and each material written statement, report or other document filed by the Reporting Company with any Governmental Authority.

6.23 Bank Accounts and Safe Deposit Boxes. The Reporting Company does not use a deposit or financial account, a lock box, or a safety deposit box, in its business as presently conducted.

6.24 Intellectual Property. The Reporting Company does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.

6.25 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Reporting Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Reporting Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

6.26 SEC Documents. The Reporting Company hereby makes reference to the following documents filed with the United States Securities and Exchange Commission (the “SEC”), as posted on the SEC’s website, www.sec.gov: (collectively, the “SEC Documents”): (a) Registration Statement on Form 10-SB as filed on April 12, 2001, and all amendments thereto; (b) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, 2004, 2003, 2002, and 2001 and any amendments thereto; (c) Quarterly Reports on Form 10-QSB for the periods ended (i) March 31, 2006, 2005, 2004, 2003, 2002, and 2001 (ii) June 30, 2005, 2004, 2003, 2002, 2001, (iii) September 30, 2005, 2004, 2003, 2002, 2001, and any amendments thereto; and (d) Current Reports on Form 8-K filed in 2001 through the date of Closing. The SEC Documents constitute all of the documents and reports that the Reporting Company was required to file with the SEC pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations promulgated thereunder by the SEC since the effectiveness of the Reporting Company’s Form 10-SB. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may require, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Reporting Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Securities Act and/or the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Reporting Company as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on the Reporting Company, its business, financial condition or results of operations). Except as and to the extent set forth on the consolidated balance sheet of the Reporting Company as of December 31, 2005, including the notes thereto, the Reporting Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

6.27 Financial Statements.

(a) Included in the SEC Documents are the audited consolidated balance sheet of the Reporting Company as at December 31, 2005 and 2004, and the related statement of operations, stockholders’ equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Manning Elliot (“Manning”), independent auditors (collectively, “Reporting Company Audited Financials”).

(b) Included in the SEC Documents are the unaudited consolidated balance sheet of the Reporting Company as at June 30, 2006, and the related statement of operations, stockholders’ equity and cash flows for the three months then ended (“Reporting Company Interim Financials”).

(c) The Reporting Company Audited Financials and the Reporting Company Interim Financials (collectively “Reporting Company Financial Statements”) are (i) in accordance with the books and records of the Reporting Company, (ii) correct and complete, (iii) fairly present the financial position and results of operations of the Reporting Company as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on the Reporting Company, its business, financial condition or results of operations.

6.28 Stock Option Plans; Employee Benefits.

6.28.1 The Reporting Company has no stock option plans providing for the grant by the Reporting Company of stock options to directors, officers or employees.

6.28.2 The Reporting Company has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Reporting Company.

6.28.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Reporting Company, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Reporting Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Reporting Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Reporting Company.

6.29 Environmental and Safety Matters. Except as set forth in the SEC Documents and except as would not have a Material Adverse Effect:

6.29.1 The Reporting Company has at all time been and is in compliance with all Environmental Laws applicable to the Reporting Company.

6.29.2 There are no Proceedings pending or threatened against the Reporting Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Reporting Company or alleging that the Reporting Company is a potentially responsible party for any environmental site contamination.

6.29.3 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to the Reporting Company.

6.30 Money Laundering Laws. The operations of the Reporting Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Reporting Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Reporting Company, threatened.

6.31 Board Recommendation. The Reporting Operating Company Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Reporting Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

6.32 Internal Accounting Controls. The Reporting Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Reporting Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Reporting Company and designed such disclosure controls and procedures to ensure that material information relating to the Reporting Company is made known to the certifying officers by others within those entities, particularly during the period in which the Reporting Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Reporting Company’s certifying officers have evaluated the effectiveness of the Reporting Company’s controls and procedures as of end of the filing period prior to the filing date of the Form 10-QSB for the quarter ended March 31, 2004 (such date, the “Evaluation Date”). The Reporting Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Reporting Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

6.33 Listing and Maintenance Requirements. The Reporting Company is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which the Reporting Company’s common stock is or has been listed or quoted to the effect that the Reporting Company is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market. The Reporting Company is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

6.34 Application of Takeover Protections. The Reporting Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Reporting Company’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Operating Company or the Operating Company Shareholders as a result of the transactions under this Agreement or the exercise of any rights by the Operating Company or the Operating Company Shareholders pursuant to this Agreement.

6.35 No SEC or NASD Inquiries. Neither the Reporting Company nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or NASD.

6.36 Disclosure. The representations and warranties and statements of fact made by the Reporting Company in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

SECTION VII
COVENANTS OF THE REPORTING COMPANY

7.1 Rule 144 Reporting. Subject to the Reporting Company Shareholders not being in material breach of the warranties and representations in Section 6, with a view to making available to the Reporting Company’s stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of the Reporting Company Common Stock to the public without registration, from and after the Closing Date, the Reporting Company agrees to:

7.1.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

7.1.2 File with the Commission, in a timely manner, all reports and other documents required of the Reporting Company under the Exchange Act.

7.2 SEC Documents. From and after the Closing Date, in the event the Commission notifies the Reporting Company of its intent to review any SEC Document filed prior to the Closing Date or the Reporting Company receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date, the Reporting Company shall promptly notify the Reporting Company prior officers and the Reporting Company prior officers shall fully cooperate with the Reporting Company.

7.3 Extraordinary Events Regarding Common Stock. The Reporting Company agrees and covenants that it shall not, within the six months following the date hereof (a) issue additional shares of the Common Stock at less than 50% of the market value, or as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of the Common Stock in a manner that results in fewer than 32,000,000 shares of stock issued and outstanding.

SECTION VIII
CONDITIONS PRECEDENT OF THE REPORTING COMPANY

The Reporting Company’s obligation to acquire the Operating Company Shares and to take the other actions required to be taken by the Reporting Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Reporting Company, in whole or in part):

8.1 Accuracy of Representations. The representations and warranties of the Operating Company and the Operating Company Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Operating Company and the Operating Company Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

8.2 Performance by the Operating Company and Operating Company Shareholders.

8.2.1 All of the covenants and obligations that the Operating Company and Operating Company Shareholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

8.2.2 Each document required to be delivered by the Operating Company and the Operating Company Shareholders pursuant to this Agreement must have been delivered.

8.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.4 Certificate of Officer. The Operating Company will have delivered to the Reporting Company a certificate executed by an officer of the Operating Company, certifying the satisfaction of the conditions specified in Sections 8.1, 8.2, and 8.3.

8.5 Certificate of Operating Company Shareholders. Each Operating Company Shareholder will have delivered to the Reporting Company a certificate executed by such Operating Company Shareholder, if a natural person, or an authorized officer of the Operating Company Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 8.1 and 8.2.

8.6 Consents.

8.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Operating Company and/or the Operating Company Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Operating Company or the Operating Company Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Operating Company or the Reporting Company.

8.6.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Reporting Company not less than ten (10) days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

8.7 Documents. The Operating Company and the Operating Company Shareholders must deliver to the Reporting Company at the Closing (i) share certificates evidencing the number of Operating Company Shares held by each Operating Company Shareholder (as set forth in Exhibit A), along with executed share transfer forms transferring such Operating Company Shares to the Reporting Company together with a certified copy of a board resolution of the Operating Company approving the registration of the transfer of such shares to Reporting Company (subject to Closing and payment of stamp duty), (ii) each of the Transaction Documents to which the Operating Company and/or the Operating Company Shareholders is a party, duly executed, (iii) and such other documents as the Reporting Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Operating Company and the Operating Company Shareholders pursuant to Section 8.1, (B) evidencing the performance of, or compliance by the Operating Company and the Operating Company Shareholders with, any covenant or obligation required to be performed or complied with by the Operating Company or the Operating Company Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

8.8 No Proceedings. There must not have been commenced or threatened against the Reporting Company, the Operating Company or any Operating Company Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.9 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Operating Company Shares or any other stock, voting, equity, or ownership interest in, the Operating Company, or (b) is entitled to all or any portion of the Reporting Company Shares.

SECTION IX
CONDITIONS PRECEDENT OF THE COMPANY
AND THE SHAREHOLDERS

The Operating Company Shareholders’ obligation to transfer the Operating Company Shares and the obligations of the Operating Company to take the other actions required to be taken by the Operating Company in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Operating Company and the Operating Company Shareholders jointly, in whole or in part):

9.1 Board Resignations. The board of directors of the Reporting Company shall have received, and there shall be in effect, written resignations of all officers and directors of the Reporting Company (who were officers and directors immediately prior to the Closing Date) which shall be in effect as of the Closing Date, and board resolutions duly appointing, effective as of the Closing Date (and immediately prior to such resignations), the following individual(s) to the positions with the Reporting Company listed opposite their names below:

Appointee	Position

Wang Shiming	Director

9.2 Accuracy of Representations. The representations and warranties of the Reporting Company and Reporting Company Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Reporting Company and Reporting Company Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.3 Performance by the Reporting Company.

9.3.1 All of the covenants and obligations that the Reporting Company and Reporting Company Shareholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

9.3.2 Each document required to be delivered by the Reporting Company and Reporting Company Shareholders pursuant to this Agreement must have been delivered.

9.4 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Reporting Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.5 Certificate of Officer. The Reporting Company will have delivered to the Operating Company a certificate, dated the Closing Date, executed by an officer of the Reporting Company, certifying the satisfaction of the conditions specified in Sections 9.2, 9.3, and 9.4.

9.6 Certificate of Reporting Company Shareholders. The Reporting Company Shareholders will have delivered to the Operating Company a certificate, dated the Closing Date, executed by such Reporting Company Shareholder, if a natural person or an authorized officer of the Reporting Company Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.2 and 9.3.

9.7 Consents.

9.7.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Reporting Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Reporting Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Operating Company or the Reporting Company.

9.7.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Reporting Company not less than ten (10) days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

9.8 Documents. The Reporting Company must have caused the following documents to be delivered to the Operating Company and/or the Operating Company Shareholders:

9.8.1 share certificates evidencing each Operating Company Shareholder’s pro rata share of the Closing Reporting Company Shares (as set forth in Exhibit B);

9.8.2 a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Reporting Company, (B) the resolutions of the Reporting Operating Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Reporting Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Reporting Company is a party;

9.8.3 a Certificate of Good Standing of the Reporting Company;

9.8.4 each of the Transaction Documents to which the Reporting Company is a party, duly executed; and

9.8.5 such other documents as the Operating Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Reporting Company pursuant to Section 9.1, (ii) evidencing the performance by the Reporting Company of, or the compliance by the Reporting Company with, any covenant or obligation required to be performed or complied with by the Reporting Company, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

9.9 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Reporting Company, the Operating Company or any Operating Company Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

9.10 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person is the holder of, or has the right to acquire or to obtain beneficial ownership of the Reporting Company Common Stock or any other stock, voting, equity, or ownership interest in, the Reporting Company.

9.11 Bank Accounts. The Operating Company shall transfer the authorization signatories for its bank accounts to Wang Shiming as authorized signatory of such accounts.

9.12 SEC Filings. At the Closing, the Reporting Company will be current in all SEC filings required by it to be filed, as of the Closing date.

9.13 Assets and Liabilities.  At the Closing, the Reporting Company shall have no material assets or liabilities, contingent or otherwise, or any tax obligations or any material changes to its business or financial condition.

9.14 Due Diligence. The Operating Company shall have delivered a written notice prior to or at Closing stating that it is fully satisfied with and has completed its due diligence review of the Reporting Company.

SECTION X
INDEMNIFICATION; REMEDIES

10.1 Reporting Company Stockholders Indemnification. For a period of two years after the Closing, the Reporting Company Stockholders (each an “Indemnifying Party”) each agree to indemnify the Operating Company, the Operating Company Shareholders and each of the officers, agents and directors of the Operating Company or the Operating Company Shareholders against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each an “Indemnified Party”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by the Reporting Company and/or the Reporting Company Shareholders in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of the Reporting Company held prior to the Closing date; or (B) the operations of the Reporting Company conducted prior to the Closing Date (the “Reporting Company Stockholders Indemnification”).

10.2 Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Section 10 for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Section 10.

10.3 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the second (2nd) anniversary of the date this Agreement is executed (the “Survival Period”). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.4 Limitations on Amount of Indemnification. No Indemnified Party shall be entitled to indemnification pursuant to Section 10.1, unless and until the aggregate amount of Damages to all Indemnified Parties with respect to such matters under Section 10.1 exceeds US $50,000, at which time, the Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of US $50,000.

10.5 Determining Damages. Materiality qualifications to the representations and warranties of the Reporting Company and Reporting Company Shareholders shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the basket set forth in Section 10.4 has been met.

SECTION XI
GENERAL PROVISIONS

11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2 Public Announcements. The Reporting Company shall promptly, but no later than three (3) days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Prior to the Closing Date, the Operating Company and the Reporting Company shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

11.3 Confidentiality.

11.3.1 Subsequent to the date of this Agreement, the Reporting Company, the Reporting Company Shareholders the Operating Company Shareholders and the Operating Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

11.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 11.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

11.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Reporting Company: Douglas Levell douglevell@shaw.ca Telephone No.: Facsimile No.:	with an additional copy to: Ronald J. Stauber, Esq. 1880 Century Park East, Suite 300 Los Angeles, California 90067 Attention: Ronald J. Stauber Telephone No.: 310-556-0080 Facsimile No.: 310-556-3687

If to Operating Company: Shiming (Cayman) Co., Ltd. Attention: Wang Shiming Telephone No.: Facsimile No.:	with a copy to: Richardson & Patel LLP 10900 Wilshire Blvd, Suite 500 Los Angeles, California 90024 Attention: Kevin K. Leung, Esq. Telephone No.: (310) 208-1182 Facsimile No.: (310) 208-1154

11.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City and County of Los Angeles, State of California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

11.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 7.1 and Section 10.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

11.12 Governing Law. This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.14 Costs. The parties acknowledge that is responsible for all costs, expenses, fees and charges of Reporting Company in relation to this Agreement.

[Signature Pages Follow]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Share Exchange as of the date first written above.

Reporting Company:	Operating Company:

ARGENTA SYSTEMS, INC.	SHIMING (CAYMAN) CO., LTD.

By:	/s/ Douglas Levell	By:	/s/ Shiming Wang
Name:	Douglas Levell	Name:	Shiming Wang
Title:	President	Title:	President

Reporting Company Shareholders:
GLOBAL WARMING SOLUTIONS CORP.

By:	/s/ Douglas Levell
Name:	Douglas Levell
Title:	President

ROXBOROUGH FINANCIAL GROUP, INC.

By:	/s/ Robin W. C. Levell
Name:	Robin W.C. Levell
Title:	President

Operating Company Shareholders:

/s/ Wang Shiming
Wang Shiming

Shaanxi Meixian Shiming Non-ferrous Metallurgy Co., Ltd.

By:	/s/ Wang Shiming
Name:	Wang Shiming
Title:	President

/s/ Liu Nairang Liu Nairang

/s/ Wang Liehua Wang Liehua

/s/ Qu Genrong Qu Genrong

/s/ Wang Rui Wang Rui

/s/ Lu Ziyuan Lu Ziyuan

/s/ Luo Yan Luo Yan

Operating Company Shareholders, continued:

/s/ Yang Cunhu Yang Cunhu

/s/ Shu Wanjun Shu Wanjun

/s/ Wang Rui Wang Rui, as trustee

EXHIBIT B
SHARES AND REPORTING COMPANY SHARES TO BE EXCHANGED

Name of Buyer	Number of Operating Company Shares to be delivered by Operating Company Shareholder	Number of Reporting Company Shares to be issued to Operating Company Shareholder
Wang Shiming	129,000	6,190,517
Shaanxi Meixian Shiming Non-ferrous Metallurgy Co., Ltd.	380,000	18,235,632
Liu Nairang	34,700	1,665,201
Wang Liehua	34,088	1,635,832
Qu Genrong	29,300	1,406,063
Wang Rui	27,200	1,305,287
Lu Ziyuan	4,350	208,750
Luo Yan	4,350	208,750
Yang Cunhu	3,624	173,910
Shu Wanjun	2,718	130,433
Wang Rui (as trustee)	510,670	24,506,290

Total:	1,160,000	55,666,667

EXHIBIT C

Definition of “Accredited Investor”

The term “accredited investor” means:

(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4)	A director or executive officer of the Reporting Company.

(5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

(6)
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7)
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8)
An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Operating Company Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

EXHIBIT D

Definition of “U.S. Person”

(1)	“U.S. person” (as defined in Regulation S) means:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(3)	Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	The estate is governed by foreign law.

(4)
Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)	Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i)	The agency or branch operates for valid business reasons; and

(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

EXHIBIT E

ACCREDITED INVESTOR REPRESENTATIONS

Each Operating Company Shareholder indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Reporting Company as follows:

1.	Such Operating Company Shareholder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2.
Such Operating Company Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Operating Company Shareholder’s interests in connection with the transactions contemplated by this Agreement.

3.
Such Operating Company Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Reporting Company Shares.

4.
Such Operating Company Shareholder understands the various risks of an investment in the Reporting Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Reporting Company Shares.

5.	Such Operating Company Shareholder has had access to the Reporting Company’s publicly filed reports with the SEC.

6.
Such Operating Company Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Reporting Company that such Operating Company Shareholder has requested and all such public information is sufficient for such Operating Company Shareholder to evaluate the risks of investing in the Reporting Company Shares.

7.
Such Operating Company Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Reporting Company and the terms and conditions of the issuance of the Reporting Company Shares.

8.
Such Operating Company Shareholder is not relying on any representations and warranties concerning the Reporting Company made by the Reporting Company or any officer, employee or agent of the Reporting Company, other than those contained in this Agreement.

9.	Such Operating Company Shareholder is acquiring the Reporting Company Shares for such Operating Company Shareholder’s own account, for investment and not for distribution or resale to others.

10.
Such Operating Company Shareholder will not sell or otherwise transfer the Reporting Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11.	Such Operating Company Shareholder understands and acknowledges that the Reporting Company is under no obligation to register the Reporting Company Shares for sale under the Securities Act.

12.
Such Operating Company Shareholder consents to the placement of a legend on any certificate or other document evidencing the Reporting Company Shares substantially in the form set forth in Section 4.2.5(a).

13.
Such Operating Company Shareholder represents that the address furnished by such Operating Company Shareholder on its signature page to this Agreement and in Exhibit A is such Operating Company Shareholder’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.
Such Operating Company Shareholder understands and acknowledges that the Reporting Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Reporting Company that has been supplied to such Operating Company Shareholder and that any representation to the contrary is a criminal offense.

15.
Such Operating Company Shareholder acknowledges that the representations, warranties and agreements made by such Operating Company Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Reporting Company Shares.

EXHIBIT F

NON U.S. PERSON REPRESENTATIONS

Each Operating Company Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Reporting Company as follows:

1.
At the time of (a) the offer by the Reporting Company and (b) the acceptance of the offer by such Operating Company Shareholder, of the Reporting Company Shares, such Operating Company Shareholder was outside the United States.

2.
No offer to acquire the Reporting Company Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Operating Company Shareholder or its representatives inside the United States.

3.
Such Operating Company Shareholder is not purchasing the Reporting Company Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4.
Such Operating Company Shareholder will make all subsequent offers and sales of the Reporting Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Operating Company Shareholder will not resell the Reporting Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5.	Such Operating Company Shareholder is acquiring the Reporting Company Shares for such Operating Company Shareholder’s own account, for investment and not for distribution or resale to others.

6.
Such Operating Company Shareholder has no present plan or intention to sell the Reporting Company Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Reporting Company Shares and is not acting as a Distributor of such securities.

7.
Neither such Operating Company Shareholder, its Affiliates nor any Person acting on such Operating Company Shareholder’s behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Reporting Company Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8.
Such Operating Company Shareholder consents to the placement of a legend on any certificate or other document evidencing the Reporting Company Shares substantially in the form set forth in Section 4.2.5(b).

9.
Such Operating Company Shareholder is not acquiring the Reporting Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10.
Such Operating Company Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Operating Company Shareholder’s interests in connection with the transactions contemplated by this Agreement.

11.
Such Operating Company Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Reporting Company Shares.

12.
Such Operating Company Shareholder understands the various risks of an investment in the Reporting Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Reporting Company Shares.

13.	Such Operating Company Shareholder has had access to the Reporting Company’s publicly filed reports with the SEC.

14.
Such Operating Company Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Reporting Company that such Operating Company Shareholder has requested and all such public information is sufficient for such Operating Company Shareholder to evaluate the risks of investing in the Reporting Company Shares.

15.
Such Operating Company Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Reporting Company and the terms and conditions of the issuance of the Reporting Company Shares.

16.
Such Operating Company Shareholder is not relying on any representations and warranties concerning the Reporting Company made by the Reporting Company or any officer, employee or agent of the Reporting Company, other than those contained in this Agreement.

17.
Such Operating Company Shareholder will not sell or otherwise transfer the Reporting Company Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18.	Such Operating Company Shareholder understands and acknowledges that the Reporting Company is under no obligation to register the Reporting Company Shares for sale under the Securities Act.

19.
Such Operating Company Shareholder represents that the address furnished by such Operating Company Shareholder on its signature page to this Agreement and in Exhibit A is such Operating Company Shareholder’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20.
Such Operating Company Shareholder understands and acknowledges that the Reporting Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Reporting Company that has been supplied to such Operating Company Shareholder and that any representation to the contrary is a criminal offense.

21.
Such Operating Company Shareholder acknowledges that the representations, warranties and agreements made by such Operating Company Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Reporting Company Shares.